Exhibit 4.4

Form of 2023 Notes

ABBOTT LABORATORIES

3.400% Note due 2023

No. [ ]	$[ ]

CUSIP No. 002824 BE9

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

ABBOTT LABORATORIES

ABBOTT LABORATORIES, a corporation duly organized and existing under the laws of Illinois (herein called “Abbott” or the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company (“DTC”), or registered assigns, the principal sum of [       ] DOLLARS ($[       ]) on November 30, 2023 and to pay interest thereon from November 22, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 30 and November 30 in each year, commencing on May 30, 2017 at the rate of 3.400% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15, as the case may be, next preceding such Interest Payment Date.  The Company will compute the amount of interest payable on the Securities on the basis of a 360-day year of twelve 30-day months.  If the date on which a payment of interest or principal on this Security is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company will pay the principal of (and premium, if any, on) and any interest on this Security in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under that certain Indenture, dated as of March 10, 2015 (as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 3.1 thereof (as such terms and provisions may be amended pursuant to the applicable provisions thereof), the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture, all indentures supplemental thereto and the Officers’ Certificate dated November 22, 2016 (the “Officers’ Certificate”) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Officers’ Certificate establishing the terms of the Securities pursuant to the Indenture.

The Company may redeem the Securities of this series, at any time at its option, in whole or from time to time in part, at a Redemption Price equal to the sum of: (1) the greater of (the “Applicable Premium”): (x) 100% of the principal amount of any Security of this series being redeemed or (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of such series being redeemed (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield (as defined below) plus 25 basis points, plus (2) in either case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date on the principal amount of any Security of this series being redeemed.

Notwithstanding the foregoing, if the Securities of this series are redeemed on or after September 30, 2023 (two months prior to the maturity date of the Securities of this series), the Redemption Price will be 100% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date on the principal amount of the Securities of this series being redeemed.

If the Company has given notice as provided in the Indenture and funds for the redemption of any Securities of this series called for redemption have been made available on the Redemption Date, such Securities will cease to bear interest on the date fixed for redemption. Thereafter, the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

If the Company exercises its right to redeem all or fewer than all of the Securities of this series, the Company will mail, or deliver electronically if such Securities are held by any Depository (including, without limitation, DTC) in accordance with such Depository’s customary procedures, not less than 30 nor more than 60 days prior to the Redemption Date to each registered Holder of the Securities of this series to be redeemed at its registered address a notice of optional redemption, which will specify the Redemption Date, the place or places where such Securities of this series are to be surrendered for payment of the Redemption Price and the Redemption Price.  The Trustee will not be responsible for calculating the Redemption Price.

The Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of the Securities of this series to be redeemed and, if applicable, of the tenor of the Securities of this series to be redeemed. In connection with any optional redemption, if any Securities are to be redeemed in part only, the notice of optional redemption will state the portion of the principal amount of the Securities to be redeemed, and upon surrender of the Securities, a Security or Securities of the same series will be issued in principal amount equal to the unredeemed portion.  In connection with any optional redemption, if less than all of the Securities are to be redeemed, the Trustee will select the numbers of Securities to be redeemed in part by random lot, or, if the Securities to be redeemed are represented by Book-Entry Securities, the Securities to be redeemed will be selected by DTC in accordance with its applicable procedures.

If the Company delivers a notice of optional redemption in accordance with the Indenture, the Securities or portions of Securities with respect to the notice will become due and payable on the date and at the place or places where such Securities are to be surrendered for payment of the Redemption Price stated in such notice at the applicable Redemption Price, together with interest, if any, accrued to, but excluding, the date fixed for redemption, and on and after such date (unless the Company is in default in the payment of the Securities at the Redemption Price, together with interest, if any, accrued to, but excluding, such date) interest on the Securities or portions of Securities called for redemption will cease to accrue.

Notwithstanding the foregoing, installments of interest on the Securities of this series that are due and payable on Interest Payment Dates falling on or prior to the applicable Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant Regular Record Dates in accordance with this Security and the Indenture.

For purposes of the optional redemption provisions of this Security, the following term will be applicable:

“Treasury Yield” means, with respect to any Securities being redeemed, the yield to maturity implied by (i) the yields reported as of the third Business Day prior to the Redemption Date, on (a) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (b) if such on-line market data is not at that time provided by Bloomberg Financial Markets News, on the applicable pricing supplement opposite the caption “INVEST RATE” on Reuters on page USAUCTION10 or page USAUCTION11 (or any other page as may replace that page on that service), in any case for actively traded U.S. Treasury securities having a maturity equal to the remaining term of those Securities as of the Redemption Date, or (ii) if such yields are not reported at that time or the yields reported as of that time are not ascertainable (including by way of interpolation), the Treasury constant maturities yields reported, for the latest day for which such yields have been so reported at that time, in (a) Federal Reserve Statistical Release H.15 (519) opposite the caption “U.S. government securities/Treasury bills/secondary market” (or any comparable successor publication) or (b) if not yet published at that time, H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such yield, opposite the caption “U.S. government securities/Treasury bills/secondary market,” for actively traded U.S. Treasury securities having a constant maturity equal to the remaining term of those Securities as of such Redemption Date.  Such implied yield will be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the remaining term of those Securities and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the remaining term of those Securities.

If (x) the consummation of the St. Jude Medical Acquisition (as defined below) does not occur on or before December 31, 2017 (the “Extended Termination Date”) or (y) Abbott notifies the Trustee that Abbott will not pursue the consummation of the St. Jude Medical Acquisition (the earlier of the date of delivery of such notice described in clause (y) and the Extended Termination Date, the “Special Mandatory Redemption Trigger Date”), Abbott will be required to redeem the Securities of this series then outstanding (such redemption, the “Special Mandatory Redemption”) at a Redemption Price equal to 101% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest, if any, to, but excluding the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that Abbott becomes obligated to redeem Securities of this series pursuant to the Special Mandatory Redemption, Abbott will promptly, and in any event not more than ten Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which such Securities will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no later than the third Business Day following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered Holder of Securities to be redeemed.  The Trustee will then promptly mail, or deliver electronically if such Securities are held by any Depositary (including, without limitation, DTC) in accordance with such Depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered Holder of Securities to be redeemed at its registered address.  Unless Abbott defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Securities to be redeemed.

Notwithstanding the foregoing, installments of interest on the Securities of this series that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant Regular Record Dates in accordance with this Security and the Indenture.

For purposes of the Special Mandatory Redemption provisions of this Security, the following term will be applicable:

“St. Jude Medical” means St. Jude Medical, Inc., a Minnesota corporation, and its successors.

“St. Jude Medical Acquisition” means the acquisition of St. Jude Medical by Abbott pursuant to the St. Jude Medical Transaction Agreement (as defined below).

“St. Jude Medical Transaction Agreement” means that certain Agreement and Plan of Merger, dated as of April 27, 2016, by and among Abbott, St. Jude Medical, Vault Merger Sub, Inc. and Vault Merger Sub, LLC, as amended, supplemented, restated or otherwise modified from time to time.

The Securities of this series will not have the benefit of a sinking fund.

If an Event of Default with respect to Securities of this series at the time Outstanding occurs and is continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder of this Security, alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the

Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:               , 2016

ABBOTT LABORATORIES

By:
Name:
Title:

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association,
As Trustee

By:
Authorized Officer